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                                                                      EXHIBIT 21

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COMPANY NAME                                           JURISDICTION OF INCORPORATION
Data Warehouse Network                                 Ireland
Oasis Group ltd.                                       United Kingdom
Powersoft K.K.                                         Japan
Sybase Argentina, S.A.                                 Republica Argentina
Sybase Australia Pty Limited                           New South Wales, Australia
Sybase Canada Limited                                  Canada
Sybase Central and Eastern Europe s.r.o.               Czech Republic
Sybase China Limited                                   Hong Kong
Sybase do Brasil Software Limitada                     Brazil
Sybase Eastern Europe B.V.                             The Netherlands
Sybase Europe B.V.                                     The Netherlands
Sybase Financial Services, Inc.                        Delaware
Sybase Foreign Sales Corporation                       Virgin Islands
Sybase France S.a.r.l.                                 France
Sybase GmbH                                            Germany
Sybase Hong Kong Limited                               Hong Kong
Sybase Iberia, S.A.                                    Spain
Sybase International Holdings Corporation              Delaware
Sybase International Limited                           United Kingdom
Sybase Italia S.r.l.                                   Italy
Sybase KK                                              Japan
Sybase Korea, Ltd.                                     South Korea
Sybase Luxembourg                                      Luxembourg
Sybase MEC, Inc.                                       Delaware
Sybase N.V./S.A.                                       Belgium
Sybase (N.Z.) Limited                                  New Zealand
Sybase Nederland B.V.                                  The Netherlands
Sybase Norge AS                                        Norway
Sybase Philippines, Inc.                               Philippines
Sybase (Schweiz) AG                                    Switzerland
Sybase (Singapore) Pte Ltd.                            Singapore
Sybase Software (China) Co., Ltd.                      The People's Republic of China
Sybase Software (Malaysia) Sdn Bhd                     Malaysia
Sybase Sverige AB                                      Sweden
Sybase Taiwan Co., Ltd.                                Republic of China
Sybase UK Limited                                      United Kingdom
Tecnologia Cliente/Servidor Informatica Limitada       Brazil
WATCOM Europe Limited                                  United Kingdom
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